Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-130817

SUPPLEMENT
TO PROSPECTUS DATED JUNE 27, 2006

13,355,000 SHARES

SURGE GLOBAL ENERGY, INC.

COMMON STOCK

On June 26, 2006, William P. Nicoletti resigned as a member of our Board of Directors, effective immediately.